Exhibit 99.1
NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

April 23, 2024, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2024 of $394.3 million, or $116.41 per diluted share. Net income and diluted earnings per share for the first quarter ended March 31, 2024 increased 14% and 17%, respectively, when compared to 2023 first quarter net income of $344.4 million, or $99.89 per diluted share. Consolidated revenues for the first quarter of 2024 totaled $2.33 billion, which increased 7% from $2.18 billion in the first quarter of 2023.
Homebuilding
New orders in the first quarter of 2024 increased by 3% to 6,049 units, when compared to 5,888 units in the first quarter of 2023. The average sales price of new orders in the first quarter of 2024 was $454,300, an increase of 3% when compared with the first quarter of 2023. The cancellation rate in the first quarter of 2024 was 13% compared to 14% in the first quarter of 2023. Settlements in the first quarter of 2024 increased by 10% to 5,089 units, compared to 4,639 units in the first quarter of 2023. The average settlement price in the first quarter of 2024 was $449,200, a decrease of 2% from the first quarter of 2023. Our backlog of homes sold but not settled as of March 31, 2024 increased on a unit basis by 7% to 11,189 units and increased on a dollar basis by 9% to $5.22 billion when compared to the respective backlog unit and dollar balances as of March 31, 2023.
Homebuilding revenues of $2.29 billion in the first quarter of 2024 increased by 7% compared to homebuilding revenues of $2.13 billion in the first quarter of 2023. Gross profit margin in the first quarter of 2024 decreased slightly to 24.5%, compared to 24.6% in the first quarter of 2023. Income before tax from the homebuilding segment totaled $441.7 million in the first quarter of 2024, an increase of 9% when compared to the first quarter of 2023.
Mortgage Banking
Mortgage closed loan production in the first quarter of 2024 totaled $1.38 billion, an increase of 11% when compared to the first quarter of 2023. Income before tax from the mortgage banking segment totaled $29.0 million in the first quarter of 2024, an increase of 3% when compared to $28.1 million in the first quarter of 2023.
Effective Tax Rate
Our effective tax rate for the three months ended March 31, 2024 was 16.2% compared to 20.6% for the three months ended March 31, 2023. The decrease in the effective tax rate in the first quarter of 2024 is primarily attributable to a higher income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $43.8 million and $23.2 million for the three months ended March 31, 2024 and March 31, 2023, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-six metropolitan areas in sixteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023

Homebuilding:
Revenues	$2,286,177	$2,131,333
Other income	40,866	32,946
Cost of sales	(1,726,213)	(1,607,910)
Selling, general and administrative	(152,503)	(143,618)
Operating income	448,327	412,751
Interest expense	(6,649)	(7,001)
Homebuilding income	441,678	405,750

Mortgage Banking:
Mortgage banking fees	47,286	46,944
Interest income	4,092	3,018
Other income	1,171	989
General and administrative	(23,358)	(22,634)
Interest expense	(177)	(257)
Mortgage banking income	29,014	28,060

Income before taxes	470,692	433,810
Income tax expense	(76,423)	(89,458)

Net income	$394,269	$344,352

Basic earnings per share	$123.76	$106.31

Diluted earnings per share	$116.41	$99.89

Basic weighted average shares outstanding	3,186	3,239

Diluted weighted average shares outstanding	3,387	3,447

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Homebuilding:
Cash and cash equivalents	$2,841,354	$3,126,472
Restricted cash	44,099	41,483
Receivables	36,306	29,000
Inventory:
Lots and housing units, covered under sales agreements with customers	1,790,687	1,674,686
Unsold lots and housing units	245,262	214,666
Land under development	59,050	36,895
Building materials and other	22,035	23,903
	2,117,034	1,950,150

Contract land deposits, net	609,407	576,551
Property, plant and equipment, net	63,095	63,716
Operating lease right-of-use assets	66,716	70,384
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	249,390	242,751
	6,068,981	6,142,087
Mortgage Banking:
Cash and cash equivalents	27,803	36,422
Restricted cash	11,537	11,067
Mortgage loans held for sale, net	332,510	222,560
Property and equipment, net	7,438	6,348
Operating lease right-of-use assets	22,008	23,541
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	60,533	152,385
	469,176	459,670
Total assets	$6,538,157	$6,601,757

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	March 31, 2024	December 31, 2023
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$391,591	$347,738
Accrued expenses and other liabilities	380,811	413,043
Customer deposits	355,331	334,441
Operating lease liabilities	72,052	75,797
Senior notes	912,554	913,027
	2,112,339	2,084,046
Mortgage Banking:
Accounts payable and other liabilities	57,400	127,511
Operating lease liabilities	24,037	25,475
	81,437	152,986
Total liabilities	2,193,776	2,237,032

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both March 31, 2024 and December 31, 2023	206	206
Additional paid-in capital	2,905,707	2,848,528
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both March 31, 2024 and December 31, 2023	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	13,759,294	13,365,025
Less treasury stock at cost – 17,387,705 and 17,360,454 shares as of March 31, 2024 and December 31, 2023, respectively	(12,320,826)	(11,849,034)
Total shareholders' equity	4,344,381	4,364,725
Total liabilities and shareholders' equity	$6,538,157	$6,601,757

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024		2023
	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	2,282	$515.4	2,235	$516.3
North East (2)	527	$612.6	442	$573.1
Mid East (3)	1,263	$409.9	1,317	$384.2
South East (4)	1,977	$369.9	1,894	$361.5
Total	6,049	$454.3	5,888	$441.2

	Three Months Ended March 31,
	2024		2023
	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	1,966	$517.5	1,795	$524.3
North East (2)	463	$552.2	363	$505.3
Mid East (3)	1,049	$397.5	989	$406.8
South East (4)	1,611	$370.0	1,492	$405.1
Total	5,089	$449.2	4,639	$459.4

	As of March 31,
	2024		2023
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,410	$521.0	4,132	$530.6
North East (2)	1,092	$628.2	964	$580.8
Mid East (3)	2,190	$417.7	2,181	$390.1
South East (4)	3,497	$377.5	3,134	$379.3
Total	11,189	$466.4	10,411	$460.3

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Average active communities:
Mid Atlantic (1)	157	162
North East (2)	34	37
Mid East (3)	100	113
South East (4)	136	101
Total	427	413

	Three Months Ended March 31,
	2024	2023
Homebuilding data:
New order cancellation rate	13%	14%
Lots controlled at end of period	143,200	129,900

Mortgage banking data:
Loan closings	$1,378,009	$1,237,283
Capture rate	86%	83%

Common stock information:
Shares outstanding at end of period	3,167,625	3,241,750
Number of shares repurchased	66,858	21,174
Aggregate cost of shares repurchased	$496,936	$110,048

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida, Georgia and Kentucky

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com